UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ETHZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information and description of the Jordan Separation Agreement in Item 5.02 below is incorporated by reference into this Item 1.01 in its entirety.

Item 1.02 Termination of a Material Definitive Agreement.

The information and description of the Jordan Separation Agreement and termination of the Jordan Consulting Agreement in Item 5.02 below is incorporated by reference into this Item 1.02 in their entirety. No material early termination penalties were incurred in connection with the termination of the Jordan Consulting Agreement, except as discussed in Item 5.02, below, and incorporated by reference in this Item 1.02.

As previously disclosed, on February 5, 2025, Dr. James Woody entered into a Voting Agreement with ETHZilla Corporation (the “Company”, “we” and “us”) and Blair Jordan, the Company’s then Chief Executive Officer, solely for the benefit of the Company. Under the Voting Agreement, Dr. Woody agreed to vote the shares of common stock of the Company held by Dr. Woody, as recommended by the Board of Directors, until the earliest of (i) February 5, 2026, (ii) the date after August 5, 2025, that Dr. Woody sold all of the shares, or (iii) the date the Company terminated the Voting Agreement. To facilitate this arrangement, Dr. Woody granted Mr. Jordan (or his assigns) an irrevocable proxy to vote the shares in accordance with the agreement. Effective on September 3, 2025, the Company terminated the Voting Agreement, and Mr. Jordan’s voting proxy for such shares of common stock of the Company held by Dr. Woody was also terminated on September 3, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Blair Jordan resigned as Chief Executive Officer (Principal Executive Officer), director and Secretary of the Company effective on September 4, 2025.

As previously disclosed, on June 17, 2025, the Company entered into an Amended and Restated Executive Consulting Agreement with Mr. Blair Jordan, the Chief Executive Officer, director and Secretary of the Company, and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan) (“Jordan Consulting”) dated June 17, 2025 (the “Jordan Consulting Agreement”), which replaced a prior agreement between the parties. Pursuant to the Jordan Consulting Agreement, the Company agreed to continue to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Chief Executive Officer of the Company through the term of the agreement, which was to continue through December 31, 2027, unless otherwise terminated pursuant to the terms of the agreement.

On September 4, 2024, Mr. Jordan and Jordan Consulting entered into a Separation and Release Agreement with the Company (the “Jordan Separation Agreement”).

Pursuant to the Jordan Separation Agreement, the Company agreed to (a) pay Jordan Consulting $1,350,000 in cash, which would be the amount payable to Jordan Consulting pursuant to the terms of the Jordan Consulting Agreement, in the event the Board of Directors of the Company decided that Mr. Jordan should step down from the role of Chief Executive Officer of the Company, and such departure was not considered a termination for just cause by the Company or a resignation for good reason by Mr. Jordan under the Jordan Consulting Agreement (the “Cash Payment”); (b) execute an assignment in order to transfer any and all rights and ownership to the design or domain of “Volaro” to Jordan Consulting (the “Volaro Ownership”); and (c) confirm that certain of Jordan Consulting’s options that have been granted are fully vested subject to stockholder approval. The Company also agreed that if stockholder approval for such options held by Jordan Consulting which are subject to stockholder approval is not received at the planned meeting of shareholders to be held on October 7, 2025, the Company would use commercially reasonable best efforts to hold at least one additional meeting of shareholders of the Company to obtain such stockholder approval. The Cash Payment and Volaro Ownership transfer are required to be paid/affected within three days of the date of Mr. Jordan’s resignation.

Under the Jordan Separation Agreement, Mr. Jordan, Jordan Consulting and the Company, provided each general releases; the Company agreed to continue to indemnify and hold Mr. Jordan and Jordan Consulting harmless against any claims relating to the performance of the Jordan Consulting Agreement; and Mr. Jordan and Jordan Consulting agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement (which were mutual), and cooperation covenants.

The foregoing summary of the Jordan Separation Agreement is a summary only and is qualified in its entirety by reference to the Jordan Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference in its entirety.

Also effective on September 4, 2025, effective immediately after the resignation of Mr. Jordan, the Board of Directors appointed Mr. McAndrew Rudisill, the Executive Chairman of the Board of Directors of the Company, as Chief Executive Officer and Principal Executive Officer of the Company, to fill the vacancy left by Mr. Jordan’s resignation. Mr. Rudisill also continues to serve as Executive Chairman of the Company.

Mr. Rudisill’s business experience and age, is included in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2025 (the “July 2025 Form 8-K”), and is incorporated by reference herein.

Mr. Rudisill is not a party to any material plan, contract or arrangement (whether or not written) with the Company, except for the offer letter entered into with Mr. Rudisill in connection with his original appointment to the Board of Directors (discussed and described in the July 2025 Form 8-K, which description is incorporated by reference herein) and as discussed below, and there are no arrangements or understandings between Mr. Rudisill and any other person pursuant to which Mr. Rudisill was selected to serve as a director or officer of the Company, nor is Mr. Rudisill a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as discussed below. There are no family relationships between any director or executive officer of the Company, including Mr. Rudisill.

As previously disclosed by the Company, the Company entered into a securities purchase agreement dated July 29, 2025, pursuant to which Company sold, in a private placement 143,934,168 shares of common stock and pre-funded warrants to purchase an aggregate of 17,495,849 shares of common stock to certain investors in a private transaction, which closed on August 4, 2025 (the “PIPE Offering”). In connection therewith (i) PCAO LLC, of which Mr. Rudisill, is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity, entered into a Strategic Advisor Agreement with the Company dated July 29, 2025, and received warrants to purchase 4,807,873 shares of common stock of the Company with an exercise price of $2.775 per share on July 29, 2025 and warrants to purchase 957,002 shares of common stock of the Company with an exercise price of $3.445 per share on August 8, 2025, each of which have cashless exercise rights and remain outstanding until such time as such warrants are exercised, in consideration for strategic advisory services agreed to be rendered, and (ii) Pelagic Capital Advisors LLC, of which Mr. Rudisill is the managing partner and founder, and three beneficiary partnerships which he advises, and therefore is deemed to beneficially own the securities held by such entity, purchased 566,035 shares of common stock in the PIPE Offering.

The Board of Directors also appointed Eric R. Van Lent, the Chief Accounting Officer of the Company, as Secretary of the Company on September 4, 2025.

Item 8.01 Other Events.

On September 2, 2025, the Company entered into a Statement of Work with EVL Consulting LLC (“EVL Consulting”), which entity is controlled by Eric Van Lent, the Company’s Chief Accounting Officer and Secretary. Pursuant to the agreement, EVL Consulting agreed to deploy a cloud based accounting and financial software system for the Company’s eight operating subsidiaries, and undertake certain other services, in consideration for $60,000, payable $12,000 at the time of project kickoff, $36,000 upon completion of configuration and data migration, and $12,000 when the project goes live.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation and Release Agreement dated September 4, 2025, by and between ETHZilla Corporation, Blair Jordan and Blair Jordan Strategy and Finance Consulting, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

3